Exhibit 2(a)

                                     BY-LAWS

                                       OF

                    MUTUAL OF AMERICA INVESTMENT CORPORATION

                                    ARTICLE I

                                     OFFICES

      SECTION 1.1. Principal Office. The principal office of the MUTUAL OF AMERICA INVESTMENT CORPORATION (hereinafter referred to as the "Corporation") in the State of Maryland shall be in the City of Baltimore, State of Maryland.

      SECTION 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require, including without limitation offices at New York, New York.

                                   ARTICLE II

                                  SHAREHOLDERS

      SECTION 2.1. Place of Meetings. Meetings of shareholders shall be held at the offices of the Corporation in the City of New York, New York, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

      SECTION 2.2. Annual Meetings. Annual Meetings of shareholders shall be held during the month of April, or at such later date and time as shall be fixed annually by the Board of Directors and stated in the notice of the meeting, at which the shareholders shall elect a Board of Directors and ratify or reject the independent public accountants selected for the current year and may transact any other business within the powers of the Corporation and properly brought before the meeting. Any business of the Corporation may be transacted at the Annual Meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice.


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      SECTION 2.3. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board. Special meetings of shareholders shall be called by the Secretary upon the written request of holders of shares entitled to cast not less than twenty-five per cent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such requesting shareholders of the reasonably estimated cost of preparing and mailing such notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all shareholders entitled to notice of such meeting. No special meeting need be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months unless requested by the holders of shares entitled to cast a majority of all votes entitled to be cast as such meeting.

      SECTION 2.4. Notice and Purpose. Not less than ten (10) nor more than ninety (90) days before the date of every shareholders' meeting, the Secretary shall give to each shareholders entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called, whether by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post-office address as it appears on the records of the Corporation, with postage thereon prepaid. Business transacted at any special meeting of shareholders, but not annual meetings, shall be limited to the purposes stated in the notice.

      SECTION 2.5. Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

      SECTION 2.6. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, but, if a quorum is not represented, a majority of the shareholders present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.


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

      SECTION 2.7. Voting. Any holder on the record of the shareholders of the Corporation as of the record date determined pursuant to Section 2.5 herein shall be entitled to vote to the extent provided in the Articles of Incorporation, as they may be amended from time to time, either in person or by proxy executed in writing by him or her or by his or her duly authorized attorney-in-fact. Any holder of fractional shares of the Corporation shall have proportionally the same voting rights as are provided for a full share. No proxy shall be valid after eleven months from the date of execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless so otherwise made irrevocable by law. Proxies shall be delivered to the Secretary of the Corporation before or at the time of such meeting. The vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present shall be the act of the shareholders meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these By-laws.

      SECTION 2.8. The Chairman of the Board and the Secretary. The Chairman of the Board or such individual as the Chairman shall designate shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the absence of either individual, his or her duties shall be performed by some person appointed at the meeting.

      SECTION 2.9. Order of Business. The business shall be transacted in such order as the Chairman of the Board shall determine.

      SECTION 2.10. Conduct of Meetings. At all meetings of the shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Chairman of the meetings, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless Inspectors of Election shall have been appointed as follows, in which event, such Inspectors of Election shall decide all such questions.

      At any meeting of shareholders at which Directors are to be elected, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such meeting shall, appoint two Inspectors of Election who shall first subscribe an oath or affirmation to execute faithfully the duties of Inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.


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

      The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

                                   ARTICLE III

                                    DIRECTORS

      SECTION 3.1. General Powers. The business and property of the Corporation shall be managed under the direction of its Board of Directors, and subject to the restrictions imposed by law, by the Articles of Incorporation, or by these By-laws, they shall exercise all the powers of the Corporation.

      SECTION 3.2. Delegation. To the extent permitted by law, by the Articles of Incorporation or these By-laws, the Board of Directors may delegate the duty of management of the Corporation's assets and such other of its powers and duties (a) to an Executive Committee or other committees, or (b) to another party to act as manager, investment adviser or underwriter pursuant to a written contract or contracts to be approved in the manner required by the Investment Company Act of 1940 (the "1940 Act").

      SECTION 3.3. Number. The Board of Directors shall consist of six (6) directors, but the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by the Board of Directors by amendment of the By-laws, provided that the number of directors shall not be more then twenty-one (21) nor less than three
(3).

      SECTION 3.4. Election, Resignations, Term of Office and Vacancies. Until the first meeting of shareholders or until their successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. The directors shall be elected at each annual meeting of shareholders and may be elected at any meeting of shareholders. Cumulative voting is not permitted. Directors need not be residents of the State of Maryland or shareholders of the Corporation. Each director, unless he or she sooner resigns, dies or is removed, shall hold office until the next annual meeting and until the successor is duly elected and duly qualified. Any director may resign his or her office at any time by delivering the resignation in writing to the Corporation. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. Subject to compliance with Section 10(e) and 16(a) of the 1940 Act, any vacancies occurring in the Board of Directors other than by reason of an increase in the number of directors within 30 days, may be filled by the affirmative vote of a majority of the remaining directors, even though such majority is less than a quorum. A director elected by the Board of Directors to fill a vacancy shall be elected for the unexpired term of his


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

or her predecessor in office. If a special meeting of shareholder is required to fill a vacancy, the meeting shall be held within sixty (60) days or such longer period as may be permitted by the Securities and Exchange Commission.

      SECTION 3.5. Place of Meeting. Meetings of the Board of Directors may be held within or without the State of Maryland, at whatever place is specified by the officer calling the meeting. In the absence of a specific place designation, the meeting shall be held at the office of the Corporation in the City of New York, New York.

      Subject to any limitations of the 1940 Act, members of the Board of Directors or a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence at the meeting.

      SECTION 3.6. Organization and Regular Meetings. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately following the annual meeting of the shareholders, at the place of such meeting. No notice of such first meeting need be given to either old or new members of the Board of Directors. Regular meetings may be held at such other times and places as shall be designated by the Board of Directors, and notice of such regular meeting shall not be required.

      SECTION 3.7. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, or the President, or any two (2) directors of the Corporation. The Secretary shall give notice of such special meeting by mailing the same at least three (3) days or by sending by cable, radio or telegraph or delivering personally or telephoning the same at least one (1) day before the meeting to each director. Notice of the time, place, and purpose of such meeting may be waived in accordance with
Article VIII of these By-laws. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he or she attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of , any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 3.8. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors, and shall be chosen annually by the Board of Directors at its first meeting after each annual meeting of the shareholders.

      The Chairman of the Board or such individual as the Chairman shall designate shall preside at meetings of the Board of Directors. He or she shall have such other


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powers as are usually incident o the position of Chairman of the Board and shall exercise such other specific powers as the Board of Directors may from time to time assign him or her.

      SECTION 3.9. Quorum and Manner of Acting. A majority of the number of directors fixed by these By-laws as from time to time amended shall constitute a quorum for the transaction of business, but a small number may adjourn from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise expressly required under the provisions of the 1940 Act, or where a larger vote is required by law, the Articles of Incorporation or these By-laws. Any regular or special meeting of the Board of Directors may be adjourned from time to time by those present, whether a quorum is present or not.

      SECTION 3.10. Removal of Directors. Any director may be removed from office, either for or without cause, at any annual or special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

      SECTION 3.11. Informal Action by Directors. Subject to the provisions of the 1940 Act, any action permitted or required by law, these By-laws or by the Articles of Incorporation to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument.

      SECTION 3.12. Compensation of Directors. The Board of Directors may authorize reasonable compensation to Directors for their services as Directors and as members of committees of the Board of Directors and may authorize the reimbursement of reasonable expenses incurred by Directors in connection with rendering those services.

                                   ARTICLE IV

                                   COMMITTEES

      SECTION 4.1. Executive Committee. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of the Chairman of the Board and one or more of the directors of the Corporation, and


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

may delegate to such Executive Committee any of the powers of the Board of Directors except:

      a.    the power to declare dividends or distribution on stock;

      b. the power to recommend to the shareholders any action which requires shareholder approval;

      c.    the power to amend or repeal By-laws ore adopt new By-laws;

      d. the power to approve any merger or share exchange which does not require shareholder approval; or

      e.    the power to issue stock, except as hereafter provided.

If the Board of Directors has given general authorization for the issuance of stock of any class, the Executive Committee, in accordance with a general formula or method specified by the Board of Directors by resolution, may fix the terms of such class and the terms on which any stock may be issued, to the extent permitted by law and the Articles of Incorporation.

      The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

      SECTION 4.2. Other Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in said resolution or resolutions, except where action of the Board of Directors is specified by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committees.

      SECTION 4.3. General. A committee shall fix its own rules of procedure not inconsistent with these By-laws and with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority shall


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

constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of the members of the committee present shall be necessary for the taking of any action. A committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

                                    ARTICLE V

                                    OFFICERS

      SECTION 5.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman and Chief Executive Officer, President, a Secretary, a Treasurer and Chief Financial Officer, and a Controller and Chief Accounting Officer. The Board of Directors may also choose a Vice President or additional Vice Presidents, Assistant Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers.

      SECTION 5.2. Selection. At its first meeting and at its first meeting after each annual meeting of shareholders, the Board of Directors shall choose a Chairman and Chief Executive Officer, a President, a Secretary, a Treasurer and Chief Financial Officer, and a Controller and Chief Accounting Officer, none of whom need be a member of the Board. Any two or more offices, except the offices of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers.

      SECTION 5.3. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

      SECTION 5.4. Selection of Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. If they so deem, the Board of Directors may delegate this power to appoint other officers and agents to the Chairman of the Board.

      SECTION 5.5. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. If they so deem, the Board of Directors may delegate this power to set salary levels of all officer and agent to the Chairman of the Board.


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      SECTION  5.6.  Removal.  Any  officer or agent of the  Corporation  may be removed during his term by a majority vote of the Board of Directors whenever, in its judgment, removal of such person would serve the best interest of the Corporation. Such removal shall terminate all of such person's authority as an officer or agent, but his right to salary and any contract rights shall depend on the terms of his employment and the circumstances of his removal. Election or appointment of an officer or agent shall not of itself create contract rights. If they so deem, the Board of Directors may delegate this power to remove agents and employees under their control to the Chairman of the Board of the Corporation.

      SECTION 5.7. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. Subject to the control of the Board of Directors, the Chairman of the Board shall be the chief executive officer of the Corporation. He shall assume general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents, and employees of the Corporation and shall see that their duties are properly performed. The foregoing shall not apply to any responsibilities delegated by the Board of Directors to a Manager, investment adviser, underwriter, custodian, or transfer agent pursuant to any written contract.

      The Chairman of the Board, either alone or (if as required by law, these By-laws or the Board of Directors) with the Secretary or any other officer of the Corporation so authorized by the Board of Directors, may sign certificates of shares of the Corporation or any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.

      The Chairman of the Board, in conjunction with the Secretary, may duly authenticate the Corporation's records or copies thereof for use as evidence in any action or proceeding to which the Corporation may be a party.

      In general, the Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

      SECTION 5.8. President. Subject to the control of the Board of Directors, the President shall be the chief operating officer of the Corporation. In absence of the President or in the event of he death, inability or refusal to act or in the event for any other reason, it shall become impracticable for the President to act personally, the Chairman of the Board shall perform the duties of the President and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President.


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

      The President, either along or (if as required by law, these By-laws or the Board of Directors) with the Secretary or any other officer of the Corporation so authorized by the Board of Directors, may sign certificates of shares of the Corporation or any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.

      The President, in conjunction with the Secretary, may duly authenticate the Corporation's records or copies thereof for use as evidence in any action or proceeding to which the Corporation may be a party.

      In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      SECTION 5.9. The Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability or refusal to act, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other power as Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

      SECTION 5.10. The Secretary and Assistant Secretaries. Except as may otherwise be provided by the Board of Directors, the Secretary of the Corporation shall have the following powers and duties:

      a. to keep the minutes of the meetings of shareholders, of the Board of Directors, and any committee thereof in one or more books provided for that purpose;

      b. to see that all notices are duly given, in accordance with these By-laws or as required by law;

      c. to be custodian of the corporate records and the seal of the Corporation;

      d.    to see that the seal of the Corporation is affirmed to all documents
            duly   authorized  for  execution   under  seal  on  behalf  of  the
            Corporation;


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

      e. to keep or cause to be kept for the Corporation the stock ledger described in Section 9.1 of these By-laws;

      f. to countersign certificates for shares of the Corporation, the issuance of which have been authorized by resolution of the Board of Directors;

      g.    to  have  general   charge  of  the  stock  transfer  books  of  the
            Corporation;

      h. to duly authenticate, in conjunction with the President, the Corporation's records or copies thereof to be used as evidence in any action or proceedings to which the Corporation may be a party; and

      i. to perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the Chairman of the Board, the President or Board of Directors.

The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or refusal to act or disability of the Secretary, perform the duties and exercise the power of the Secretary and shall perform such other duties as, from time to time, may be assigned by the Chairman of the Board, the Secretary or the Board of Directors.

      SECTION 5.11. The Treasurer and Chief Financial Officer, the Controller, and Assistant Treasurers. Except as may otherwise be provided by the Board of Directors the Treasurer and Chief Financial Officer shall:

      a. have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Corporation;

      b. keep full and accurate accounts of the receipts and disbursements in books belonging to the Corporation;

      c. cause all monies and other valuables to be deposited to the credit of the Corporation;

      d. receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever;


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

      e. disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefore; and

      f. in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, or the Board of Directors.

The controller shall perform such duties and exercise such powers of the Treasurer as may be assigned by the Chairman of the Board, the President, the Treasurer or the Board of Directors. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or refusal to act or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as, from time to time, may be assigned by the President, the Treasurer or the Board of Directors.

      SECTION 5.12. Other Subordinate Officers. Other subordinate officers and agents appointed by the Board of Directors shall exercise such powers and perform such duties as may be assigned by the Chairman of the Board, the President or may be delegated to them by the resolution appointing them, or by subsequent resolutions adopted from time to time by the Board of Directors.

      SECTION 5.13. Bonding. The Board of Directors may require any officer, agent or employee to give bond for the faithful discharge of his or her duties and for the protection of the Corporation in such sum and with such surety or sureties as the Board may deem available.

                                   ARTICLE VI

                        TRANSACTIONS WITH RELATED PARTIES

      SECTION 6.1. To the extent  permitted by law and by the provisions of this
Article VI, any director, officer or employee, individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or shareholder, may be a party to , or may be pecuniary or otherwise interested in , any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee, employee or shareholder, is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is so interested or who is also a director, officer,


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

trustee, employee or shareholder of such other corporation or association, or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction with like force and effect as if he or she were not such director, officer, trustee, employee or shareholder of such corporation or association, or not so interested or a member of a partnership so interested, or so interested individually.

      SECTION 6.2. Nothing herein contained shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

                                   ARTICLE VII

                                 INDEMNIFICATION

      SECTION 7.1. Indemnification. The indemnification set forth in this Article shall be to the maximum extent permitted by Maryland law, subject only to any limitations imposed by federal securities law.

      SECTION 7.2. Non-Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding not arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties ("disabling conduct").

      SECTION 7.3. Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completion action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the or she is or was a director, officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expense (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit not arising by reason of disabling conduct.

      SECTION 7.4. Required Indemnification. To the extent that a person who is or was a director, officer, agent or employee of the Corporation has been successful on the merits in defense of any claim of liability by reason of disabling conduct, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      SECTION 7.5. Determination. Any indemnification under Section 7.1 and 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination, based on a review of the facts, that indemnification of the director, officer, agent employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.2 and 7.3. Such determination shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct, or (2) in the absence of such a decision by the Board of Directors by a majority vote of a quorum consisting of disinterested directors who were not parties to such action, suit or proceeding ("disinterested nonparty directors"), or (3) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested non-party directors so direct, by independent legal counsel in a written opinion.

      SECTION 7.6. Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, agent or employee to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VII, provided that either (1) the person to be indemnified provides a security for his or her undertaking; or
(2) the Corporation is insured against losses arising by reason of any such lawful advances; or (3) a majority of a quorum of the disinterested non-party directors, or an independent legal counsel in a written opinion, determines, based on a review of readily-available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

      SECTION 7.7  Non-Exclusive  Right.  The  indemnification  provided by this
Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 7.8. Insurance. The Corporation may purchase and maintain insurance on its behalf and on behalf of any person who is or was a director, officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, but not arising by reason of disabling conduct.

                                  ARTICLE VIII

                                WAIVERS OF NOTICE

      Whenever, under the provisions of any law, the Articles of Incorporation or amendments thereto, or these By-laws, any notice is required to be given to any shareholder, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, as well as attendance at the meeting in person or by proxy, shall be equivalent to the giving of such notice. Waivers given by telegram, radiogram, cablegram or other such form of rapid transmission shall be deemed waivers in writing within the meaning of these By-laws.

                                   ARTICLE IX

                                 CAPITAL STOCK

      SECTION 9.1. Stock Ledger and Record of Shareholders. The Corporation shall maintain at its offices in the City of New York, New York or at the offices of a transfer agent, if one is appointed, an original or duplicate stock ledger containing the names and address of all shareholders and the number of shares of each class held by each shareholder, and, if a certificate has been issued, the certificate number, date of issue and whether it was original issue or by transfer. The Board of Directors of the Corporation may appoint on one or more transfer agents of the stock of the Corporation. Unless and until such appointment is made, the Secretary of the Corporation shall maintain the stock ledger. The names of shareholders as they appear on the stock ledger shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person, except as otherwise provided by the federal securities laws or the laws of Maryland.

      SECTION 9.2. Transfers of Shares. The shares of the Corporation shall be transferable on the stock certificate books of the Corporation upon appropriate authorization in person by the holder of record thereof, or his or her duly authorized attorney or legal representative, and, if a certificate was issued, upon endorsement and surrender for cancellation of the certificate of such shares. All certificates surrendered for transfer shall be canceled, and no new certificates shall be issued to the transferee until a former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent of the Corporation as the Board of Directors may prescribe.

                                    ARTICLE X

                                    CUSTODIAN

      SECTION 10.1. Employment of Custodian. All assets of the Corporation shall be held by one or more custodian banks or trust companies meeting the requirements of the 1940 Act, as the Board of Directors may from time to time determine, each of which custodians shall have capital, surplus and undivided profits of not less than $2,000,000 and may be registered in the name of the Corporation, including a designation of a particular class to which such assets belong, or any such custodian, or a nominee of either of them. The terms of any custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the 1940 Act. If so directed by vote of the holders of a majority of the outstanding shares of a particular class or by vote of the Board of Directors, in accordance with the provisions of the 1940 Act, the custodian of the assets belonging to such class shall deliver and pay over such assets as specified in such vote.

      Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange of a national securities association registered with the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation or a custodian.


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

                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.1. Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on January 1, and end on December 31, in each year.

      SECTION 11.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      SECTION 11.3. Annual Report. The Chairman of the Board, President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of affairs of the Corporation for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland.

                                   ARTICLE XII

                                    AMENDMENT

      SECTION 12.1. By Shareholders. These By-laws may be amended, altered, repealed or added to at any regular meeting of the shareholders or at any special meeting called for that purpose, by the affirmative vote of a majority of the shares entitled to vote and represented at such meeting.

      SECTION 12.2. By Directors. The Board of Directors may alter and amend, adopt, replace or add to these By-laws at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, by the affirmative vote of a majority of such Board, except where a vote of shareholders is required by law, the Articles of Incorporation, or these By-laws.


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